Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President and Chief Operating Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

FIRST QUARTER EARNINGS UP 57.3%

•	Record Quarterly Earnings

•	1Q 2007 Earnings Per Share Increases 8.7% to $0.50 (diluted)

HOUSTON, April 20, 2007. Prosperity Bancshares, Inc.® NASDAQ: (PRSP), the parent company of Prosperity Bank®, reported record earnings for the quarter ended March 31, 2007. Net income for the quarter was $20.229 million or $0.50 per diluted common share, an increase in net income of $7.365 million or 57.3%, compared with $12.864 million or $0.46 per diluted common share for the same period in the prior year.

Prosperity completed its acquisition of Texas United Bancshares, Inc. (TXUI) and its subsidiary banks State Bank, Gateway National Bank, GNB Financial, n.a. and Northwest Bank on January 31, 2007. Prosperity also completed its acquisition of SNB Bancshares, Inc. (SNBT) and its subsidiary Southern National Bank of Texas on April 1, 2006. The results of operations for these acquisitions have been included in Prosperity’s consolidated financial statements since their respective purchase dates.

“2007 is off to a great start for our organization,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer. “Our team is focused on producing results in this difficult operating environment.”

“With the completion of our acquisition of Texas United Bancshares on January 31st, we are well positioned for further growth in 2007,” continued Zalman.

“Our customer focused model continues to produce results for our shareholders and our pledge is to continue our efforts to build shareholder value into the future,” concluded Zalman.

“Within the next few weeks, the Prosperity flag will be flying at 125 full service locations across the State of Texas,” stated Dan Rollins, Prosperity’s President and Chief Operating Officer. “Our progress toward the full integration of all four of Texas United’s subsidiary banks during the first quarter was remarkable and we should substantially complete the process soon.”

Rollins added, “Our bank has always believed in person to person customer service and we have not deviated from this belief. Our team of Real Bankers is fully engaged and motivated to produce results at each of our banking centers. I am extremely proud to be associated with such a strong group of bankers.”

Results of operations for the three months ended March 31, 2007

For the three months ended March 31, 2007, net income was $20.229 million compared with $12.864 million for the same period in 2006. Net income per diluted common share was $0.50 for the three months ended March 31, 2007 compared with $0.46 for the same period in 2006. Returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2007 were 1.40%, 8.71% and 31.24%, respectively. Prosperity’s efficiency ratio was 47.73% for the three months ended March 31, 2007.

Net interest income before provisions for credit losses for the quarter ended March 31, 2007 increased 57.9%, to $46.088 million compared with $29.190 million during the same period in 2006. The increase was attributable primarily to a 53.5% increase in average earning assets.

Non-interest income increased 52.2% to $11.671 million for the three months ended March 31, 2007 compared with $7.667 million for the same period in 2006. The increase was attributable primarily to deposit service charges on the increased number of deposit accounts as a result of the additional banking centers acquired in January 2007 and April 2006. Linked quarter non-interest income increased $3.430 million or 41.6%.

Non-interest expense increased $10.022 million or 58.1% to $27.271 million for the first quarter of 2007 compared with $17.249 million for the first quarter of 2006. The increase was attributable primarily to the increased operating costs associated with the additional banking centers acquired as a part of the acquisitions completed in January 2007 and April 2006. Linked quarter non-interest expense increased $8.079 million or 42.1%.

Loans at March 31, 2007 were $3.248 billion, an increase of $1.686 billion, or 108.0%, compared with $1.561 billion at March 31, 2006. Linked quarter loan growth increased 49.2% or $1.071 billion from $2.177 billion at December 31, 2006 to $3.248 billion at March 31, 2007. As reflected in the table below, linked quarter loan growth for the first quarter of 2007 was impacted by the loans acquired as a part of the TXUI and SNB acquisitions. Excluding the loans acquired as a part of those acquisitions, linked quarter loan growth was essentially flat.

Deposits at March 31, 2007 were $4.928 billion, an increase of $2.013 billion or 69.0%, compared with $2.915 billion at March 31, 2006. Linked quarter deposit growth increased 32.3% or $1.203 billion from $3.726 billion at December 31, 2006 to $4.928 billion at March 31, 2007. As reflected in the table below, linked deposit growth for the first quarter of 2007 was impacted by the deposits assumed as a part of the TXUI and SNB acquisitions. Excluding deposits assumed as a part of those acquisitions, linked quarter deposit growth was essentially flat.

Balance Sheet Data (at period end)	Mar 31, 2007	Dec 31, 2006	Mar 31, 2006
(In Thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Loans:
Acquired with SNB Bancshares, Inc.	$495,791	$519,314	$0
Acquired with Texas United Bancshares, Inc.	1,091,475	0	0
All other	1,660,442	1,657,193	1,561,467

Total Loans	$3,247,708	$2,176,507	$1,561,467

Deposits:
Assumed with SNB Bancshares, Inc.	$655,397	$728,467	$0
Assumed with Texas United Bancshares, Inc.	1,284,945	0	0
All other	2,987,898	2,997,211	2,915,342

Total Deposits	$4,928,240	$3,725,678	$2,915,342

Average loans increased 85.4% or $1.325 billion to $2.876 billion for the quarter ended March 31, 2007 compared with $1.551 billion for the same period of 2006. The provision for credit losses was $245,000 for the three months ended March 31, 2007 and $120,000 for the three months ended March 31, 2006. Average deposits increased 54.9% to $4.536 billion for the quarter ended March 31, 2007 compared with $2.929 billion for the same period of 2006.

Non-performing assets totaled $4.314 million or 0.09% of average earning assets at March 31, 2007 compared with $1.267 million or 0.04% of average earning assets at March 31, 2006. At March 31, 2007, the allowance for credit losses was 1.12% of total loans, compared with 1.11% at March 31, 2006.

Conference Call

Prosperity’s management team will host a conference call on Friday, April 20, 2007 at 10:30 a.m. Eastern Standard Time (9:30 a.m. Central Standard Time) to discuss Prosperity’s first quarter earnings and the recently completed acquisition of Texas United Bancshares, Inc. Individuals and investment professionals may participate in the call by dialing 1-800-862-9098, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “1st Quarter Results and Webcast” link.

Acquisition of Texas United Bancshares, Inc.

On January 31, 2007, Prosperity completed its previously announced acquisition of Texas United Bancshares, Inc. Immediately following this acquisition, TXUI’s subsidiaries, State Bank, GNB Financial, n.a., Gateway National Bank and Northwest Bank were merged into Prosperity Bank®. At December 31, 2006, TXUI had, on a consolidated basis, total assets of $1.806 billion, loans of $1.212 billion, deposits of $1.362 billion and shareholders’ equity of $161.9 million.

In conjunction with the acquisition, Prosperity issued approximately 10,770,000 shares of its common stock for all outstanding shares of Texas United common stock, and converted approximately 180,000 outstanding options to acquire TXUI common stock into options to acquire the same number of shares of PRSP common stock. All remaining options to acquire TXUI common stock were redeemed for cash.

Acquisition of SNB Bancshares, Inc.

On April 1, 2006, Prosperity completed the acquisition of SNB Bancshares, Inc. and its subsidiary, Southern National Bank of Texas, in a stock and cash transaction. Southern National Bank operated five (5) full service offices in the Greater Houston Metropolitan Area, all of which became full service banking centers of Prosperity Bank. In addition, Southern National Bank had a banking center under construction in Katy, Texas that opened as a full service banking center of Prosperity Bank in July 2006.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, a $6.3 billion Houston, Texas based regional financial holding company, formed in 1983, was named to the Keefe Bruyette & Woods, Inc. 2006 Honor Roll for achieving exceptional earnings per share growth for the past 10 years. Other recent honors include being named to the Sandler O’Neill & Partners 2005 Bank and Thrift Small All Stars, listed in US Banker’s August 2005 Top 100 Publicly Traded Mid-Tier Banks, ranked #2 out of 195 publicly traded companies in the 2005 Stephens, Inc. Bank and Thrift Performance Matrix and listed on the Houston Chronicle’s Houston 100 list.

Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred twenty-five (125) full service banking locations; forty-one (41) in the Houston CMSA; thirty-three (33) in the South Texas area including Corpus Christi and Victoria; twenty-seven (27) in the Dallas/Fort Worth metroplex; two (2) in the East Texas area; twenty-two (22) in the Central Texas area including Austin and Bryan/College Station.

Prosperity Bank® operates the following full service banking centers:

Central Texas Area -	Dallas/Fort Worth Area -	Houston Area -	South Texas Area -
Austin -	Dallas -	Houston -	Corpus Christi -
Allandale	Abrams Centre	Aldine	Airline
Cedar Park	Balch Springs	Bellaire	Carmel
Congress	Camp Wisdom	Cinco Ranch	Everhart
183	Carrollton	CityWest	Northwest
Lakeway	Cedar Hill	Clear Lake	Saratoga
Liberty Hill	Central Expressway	Copperfield	Woodlawn
Oak Hill	Frisco	Cypress	Water Street
Research Blvd	Frisco - West	Downtown
Round Rock	Kiest	Fairfield	Other South Texas
	Preston Road	Gladebrook	Locations
Bryan/College	Red Oak	Heights	Alice
Station -	The Colony	Highway 6 West	Aransas Pass
Bryan	Turtle Creek	Holcombe	Bay City
Bryan- East	Westmoreland	Medical Center	Beeville
Bryan- North		Memorial Drive	Cuero
College Station	Fort Worth -	Pecan Grove	East Bernard
Wellborn Road	Haltom City	Post Oak	Edna
	Keller	River Oaks	El Campo
Other Central	Roanoke	Sugar Land	Goliad
Texas Locations -	Stockyards	SW Medical Center	Gonzales
Caldwell		Tanglewood	Hallettsville
Dime Box	Other Dallas/Fort	Uptown	Kingsville
Flatonia	Worth Locations -	Waugh Drive	Mathis
La Grange	Azle	Westheimer	Palacios
Lexington	Blooming Grove	Woodcreek	Pleasanton
New Braunfels	Corsicana		Port Aransas
Schulenburg	Ennis	Other Houston	Port Lavaca
Weimar	Gainesville	Area Locations -	Portland
	Mesquite	Angleton	Rockport
	Muenster	Cleveland	Seguin
	Sanger	Dayton	Sinton
	Waxahachie	Galveston	Victoria
		Hempstead	Victoria - North
	East Texas Area -	Hitchcock	Wharton
	Crockett	Katy	Yoakum
	Grapeland	Liberty	Yorktown
Magnolia
Mont Belvieu
Needville
Sweeny
Tomball
Waller
West Columbia
Winnie

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions’ estimates and projections about Prosperity Bancshares®, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in our most recent Annual Report on Form 10-K and other reports and statements we have filed with the SEC.

Copies of the SEC filings for Prosperity Bancshares’s® may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

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Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended
	Mar 31, 2007	Mar 31, 2006	Dec 31, 2006	Dec 31, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Selected Earnings and Per Share Data

Total interest income	$79,863	$45,684	$62,893	$44,277
Total interest expense	33,775	16,494	26,487	15,256

Net interest income	46,088	29,190	36,406	29,021
Provision for credit losses	245	120	144	120

Net interest income after provision for credit losses	45,843	29,070	36,262	28,901
Total non-interest income	11,671	7,667	8,241	7,515
Total non-interest expense	27,271	17,249	19,192	17,241

Net income before taxes	30,243	19,488	25,311	19,175
Federal income taxes	10,014	6,624	8,709	6,548

Net income	$20,229	$12,864	$16,602	$12,627

Basic earnings per share (A)	$0.51	$0.46	$0.51	$0.46

Diluted earnings per share (A)	$0.50	$0.46	$0.50	$0.45

Period end shares outstanding	43,766	27,869	32,793	27,821
Weighted average shares outstanding (basic)	39,813	27,850	32,791	27,646
Weighted average shares outstanding (diluted)	40,283	28,146	33,199	27,988

(A)

Earnings per share in each quarter is computed individually using the weighted average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted average number of shares outstanding during the year. Thus, the sum for the quarters does not necessarily equal the full period earnings per share.

Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2007	Mar 31, 2006	Dec 31, 2006	Dec 31, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Balance Sheet Averages

Total loans	$2,876,029	$1,551,397	$2,203,459	$1,507,087
Investment securities	1,873,905	1,572,259	1,576,469	1,535,898
Federal funds sold and other temporary investments	71,451	18,020	83,966	45,483

Total earning assets	4,821,385	3,141,676	3,863,894	3,088,468
Allowance for credit losses	(32,131)	(17,247)	(24,034)	(17,003)
Cash and due from banks	131,998	86,147	90,942	81,497
Goodwill	646,820	262,269	425,072	249,396
Core Deposit Intangibles (CDI)	22,906	21,731	23,652	21,584
Other real estate	752	186	125	768
Fixed assets, net	99,147	48,838	63,618	48,649
Other assets	105,335	49,059	64,019	56,109

Total assets	$5,796,212	$3,592,659	$4,507,288	$3,529,468

Non-interest bearing deposits	$1,035,294	$670,547	$822,458	$666,051
Interest bearing deposits	3,500,810	2,258,280	2,813,906	2,236,601

Total deposits	4,536,104	2,928,827	3,636,364	2,902,652
Federal funds purchased and interest bearing liabilities	110,703	53,639	31,044	45,714
Securities sold under repurchase agreements	59,236	42,741	47,361	37,358
Junior subordinated debentures	130,413	72,682	100,519	75,775
Other liabilities	31,050	23,690	33,420	14,444
Shareholders’ equity (B)	928,706	471,080	658,580	453,525

Total liabilities and equity	$5,796,212	$3,592,659	$4,507,288	$3,529,468

(B)

Includes ($2,573), ($4,140), ($3,545) and ($4,570) in after tax unrealized (losses) on available for sale securities for the three month periods ending March 31, 2007, March 31, 2006, December 31, 2006 and December 31, 2005, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2007	Mar 31, 2006	Dec 31, 2006	Dec 31, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data

Interest on loans	$57,260	$28,482	$43,741	$27,580
Interest on securities	21,708	16,996	18,034	16,236
Interest on federal funds sold and other earning assets	895	206	1,118	461

Total interest income	79,863	45,684	62,893	44,277
Interest expense - deposits	29,113	14,093	23,455	13,018
Interest expense - debentures	2,598	1,397	2,095	1,396
Interest expense - other	2, 064	1,004	937	842

Total interest expense	33,775	16,494	26,487	15,256

Net interest income (C)	46,088	29,190	36,406	29,021
Provision for credit losses	245	120	144	120

Net interest income after provision for credit losses	45,843	29,070	36,262	28,901
Service charges on deposit accounts	8,510	6,325	6,769	6,325
Net gain on sale of assets	14	10	44	9
Brokered mortgage income	132	183	178	179
Gain on sale of held for sale loans	604	0	0	0
Loss on sale of securities	0	0	0	(79)
Other non-interest income	2,411	1,149	1,250	1,081

Total non-interest income	11,671	7,667	8,241	7,515
Salaries and benefits (D)	15,302	9,195	10,103	8,968
CDI amortization	2,145	1,067	1,253	1,066
Net occupancy and equipment	2,458	1,681	2,070	1,791
Depreciation	1,876	1,175	1,281	1,125
Data processing and software amortization	985	811	884	778
Other non-interest expense	4,505	3,320	3,601	3,513

Total non-interest expense	27,271	17,249	19,192	17,241

Net income before taxes	30,243	19,488	25,311	19,175
Federal income taxes	10,014	6,624	8,709	6,548

Net income available to common shareholders	$20,229	$12,864	$16,602	$12,627

(C)

Net interest income on a tax equivalent basis would be $46,764, $29,524, $36,891 and $29,356, for the three months ended March 31, 2007, March 31, 2006, December 31, 2006 and December 31, 2005, respectively.

(D)

Salaries and benefits includes equity compensation expenses of $433, $172, $244 and $139 for the three months ended March 31, 2007, March 31, 2006, December 31, 2006 and December 31, 2005, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended
	Mar 31, 2007	Mar 31, 2006	Dec 31, 2006	Dec 31, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Common Share and Other Data

Employees - FTE	1,432	844	908	859

Book value per share	$24.37	$17.06	$20.26	$16.70
Tangible book value per share	$6.29	$6.85	$6.62	$6.48

Period end shares outstanding	43,766	27,869	32,793	27,821
Weighted average shares outstanding (basic)	39,813	27,850	32,791	27,646
Weighted average shares outstanding (diluted)	40,283	28,146	33,199	27,988

Non-accrual loans	$1,307	$339	$181	$355
Accruing loans 90 or more days past due	831	889	767	788
Restructured loans	0	0	0	0

Total non-performing loans	2,138	1,228	948	1,143
Repossessed assets	37	2	32	26
Other real estate	2,139	37	140	239

Total non-performing assets	$4,314	$1,267	$1,120	$1,408

Allowance for credit losses at end of period	$36,341	$17,312	$23,990	$17,203

Net charge-offs	$635	$11	$247	$312

Basic earnings per share	$0.51	$0.46	$0.51	$0.46

Diluted earnings per share	$0.50	$0.46	$0.50	$0.45

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	Mar 31, 2007	Mar 31, 2006	Dec 31, 2006	Dec 31, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Performance Ratios

Return on average assets (annualized)	1.40%	1.43%	1.47%	1.43%
Return on average common equity (annualized)	8.71%	10.92%	10.08%	11.14%
Return on average tangible common equity (annualized)	31.24%	27.50%	31.64%	27.67%
Net interest margin (E) (tax equivalent) (annualized)	3.93%	3.81%	3.79%	3.77%
Efficiency ratio (F)	47.73%	46.80%	43.03%	47.10%

Asset Quality Ratios

Non-performing assets to average earning assets	0.09%	0.04%	0.03%	0.05%
Non-performing assets to loans and other real estate	0.13%	0.08%	0.05%	0.09%
Net charge-offs to average loans	0.02%	0.00%	0.01%	0.02%
Allowance for credit losses to total loans	1.12%	1.11%	1.10%	1.12%

Common Stock Market Price

High	$37.11	$30.54	$35.38	$32.12

Low	$32.18	$28.50	$32.54	$27.97

Period end market price	$34.74	$30.21	$34.51	$28.74

(E)	Net Interest Margin for all periods presented is calculated on an actual/365 day basis.
(F)

Calculated by dividing total non-interest expense (excluding credit loss provisions) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities, assets and loans). Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	March 31, 2007		March 31, 2006		December 31, 2006		December 31, 2005
Balance Sheet Data (at period end)	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Loan Portfolio

Commercial	$474,127	14.6%	$233,812	15.0%	$297,677	13.7%	$222,773	14.4%
Construction	752,790	23.2%	239,135	15.3%	433,178	19.9%	206,653	13.4%
1-4 family residential	519,532	16.0%	311,586	20.0%	376,996	17.3%	313,184	20.3%
Home equity	93,348	2.9%	58,797	3.8%	63,427	2.9%	58,729	3.8%
Commercial real estate	1,166,638	35.9%	600,630	38.5%	881,125	40.5%	619,254	40.2%
Agriculture	109,521	3.4%	56,796	3.6%	57,429	2.6%	56,349	3.7%
Consumer	131,752	4.0%	60,711	3.8%	66,675	3.1%	65,183	4.2%

Total Loans	$3,247,708		$1,561,467		$2,176,507		$1,542,125

Deposit Types

Non-interest bearing DDA	$1,188,741	24.1%	$692,713	23.8%	$835,876	22.4%	$674,407	23.1%
Interest bearing DDA	868,481	17.6%	443,193	15.2%	736,962	19.8%	470,452	16.1%
Money Market	1,037,960	21.1%	585,867	20.1%	825,510	22.2%	573,529	19.6%
Savings	233,505	4.7%	163,545	5.6%	168,677	4.5%	159,577	5.5%
Time < $ 100	806,295	16.4%	540,326	18.5%	584,360	15.7%	552,807	18.9%
Time > $ 100	793,258	16.1%	489,698	16.8%	574,293	15.4%	489,546	16.8%

Total Deposits	$4,928,240		$2,915,342		$3,725,678		$2,920,318

Loan to Deposit Ratio	65.9%		53.6%		58.4%		52.8%

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Mar 31, 2007	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006
Balance Sheet Data (at period end)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total loans	$3,247,708	$2,176,507	$2,214,401	$2,204,792	$1,561,467
Investment securities (G)	1,886,294	1,590,303	1,566,478	1,643,412	1,555,028
Federal funds sold and other temporary investments	66,457	154,040	31,471	20,619	6,246

Total earning assets	5,200,459	3,920,850	3,812,350	3,868,823	3,122,741
Allowance for credit losses	(36,341)	(23,990)	(24,093)	(24,280)	(17,312)
Cash and due from banks	135,497	116,078	85,106	102,921	77,056
Goodwill	739,328	424,339	425,073	423,534	263,406
Core deposit intangibles	51,883	23,032	24,285	25,476	21,100
Other real estate	2,138	140	59	77	37
Fixed assets, net	118,287	63,057	63,118	64,242	48,316
Other assets	115,448	63,263	69,818	71,158	56,269

Total assets	$6,326,699	$4,586,769	$4,455,716	$4,531,951	$3,571,613

Demand deposits	$1,188,741	$835,876	$809,836	$839,317	$692,713
Interest bearing deposits	3,739,499	2,889,802	2,783,309	2,800,683	2,222,629

Total deposits	4,928,240	3,725,678	3,593,145	3,640,000	2,915,342
Securities sold under repurchase agreements	73,916	47,225	48,459	47,494	46,957
Federal funds purchased and other interest bearing liabilities	65,621	26,408	31,484	77,711	38,184
Junior subordinated debentures	145,360	100,519	100,519	100,519	69,589
Other liabilities	46,993	22,528	31,956	30,854	26,084

Total liabilities	5,260,130	3,922,358	3,805,563	3,896,578	3,096,156
Shareholders’ equity (H)	1,066,569	664,411	650,153	635,373	475,457

Total liabilities and equity	$6,326,699	$4,586,769	$4,455,716	$4,531,951	$3,571,613

(G)

Includes ($2,435) ($4,538), ($6,202), ($7,848) and ($6,370) in unrealized (losses) on available for sale securities for the quarterly periods ending March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively.

(H)

Includes (1,583), ($2,950), ($4,032), ($5,101) and ($4,140) in after tax unrealized (losses) on available for sale securities for the quarterly periods ending March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2007	Dec 31, 2006	Sept 30, 2006	June 30, 2006	Mar 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Income Statement Data
Interest on loans	$57,260	$43,741	$43,625	$41,578	$28,482
Interest on securities	21,708	18,034	18,302	19,300	16,996
Interest on federal funds sold and other earning assets	895	1,118	223	134	206

Total interest income	79,863	62,893	62,150	61,012	45,684

Interest expense- deposits	29,113	23,455	22,519	20,875	14,093
Interest expense- debentures	2,598	2,095	2,106	1,994	1,397
Interest expense- other	2,064	937	1,558	1,561	1,004

Total interest expense	33,775	26,487	26,183	24,430	16,494

Net interest income	46,088	36,406	35,967	36,582	29,190
Provision for credit losses	245	144	120	120	120

Net interest income after provision for credit	45,843	36,262	35,847	36,462	29,070
Service charges on deposits accounts	8,510	6,769	7,079	7,206	6,325
Net gain on sale of assets	14	44	132	436	10
Brokered mortgage income	132	178	233	245	183
Gain on sale of held for sale loans	604	0	0	0
Loss on sale of securities	0	0	0	0	0
Other non-interest income	2,411	1,250	1,474	1,269	1,149

Total non-interest income	11,671	8,241	8,918	9,156	7,667

Salaries and benefits	15,302	10,103	10,268	11,732	9,195
CDI amortization	2,145	1,253	1,191	1,358	1,067
Net occupancy and equipment	2,458	2,070	2,166	1,967	1,681
Depreciation	1,876	1,281	1,265	1,327	1,175
Data processing and software amortization	985	884	928	989	811
Other non-interest expense	4,505	3,601	4,011	4,026	3,320

Total non-interest expense	27,271	19,192	19,829	21,399	17,249

Net income before taxes	30,243	25,311	24,936	24,219	19,488
Federal income taxes	10,014	8,709	8,572	8,324	6,624

Net income available to common shareholders	$20,229	$16,602	$16,364	$15,895	$12,864

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	Mar 31, 2007	Dec 31, 2006	Sep 30, 2006	June 30, 2006	Mar 31, 2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Comparative Quarterly Asset Quality, Performance & Capital Ratios
Return on average assets (annualized)	1.40%	1.47%	1.46%	1.40%	1.43%
Return on average common equity (annualized)	8.71%	10.08%	10.17%	10.15%	10.92%
Return on average tangible equity (annualized)	31.24%	31.64%	33.61%	34.81%	27.50%
Net interest margin (tax equivalent) (annualized)	3.93%	3.79%	3.77%	3.82%	3.81%

Employees - FTE	1,432	908	914	931	844

Efficiency ratio	47.73%	43.03%	44.31%	47.24%	46.81%
Non-performing assets to average earning assets	0.09%	0.03%	0.03%	0.03%	0.04%
Non-performing assets to loans and other real estate	0.13%	0.05%	0.06%	0.05%	0.08%
Net charge-offs to average loans	0.02%	0.01%	0.01%	0.01%	0.00%
Allowance for credit losses to total loans	1.12%	1.10%	1.09%	1.10%	1.11%

Tier 1 risk-based capital	12.08%	13.55%	13.11%	12.47%	15.65%

Total risk-based capital	13.13%	14.58%	14.16%	13.53%	16.69%

Tier 1 leverage capital	8.31%	7.76%	7.44%	6.98%	7.86%

Tangible equity to tangible assets	4.97%	5.24%	5.01%	4.56%	5.81%

Equity to assets	16.86%	14.49%	14.59%	14.02%	13.31%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Mar 31, 2007
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$2,876,029	$57,260	8.07%
Investment securities	1,873,905	21,708	4.63%
Federal funds sold and other temporary investments	71,451	895	5.08%

Total interest earning assets	4,821,385	$79,863	6.72%

Allowance for credit losses	(32,131)
Non-interest earning assets	1,006,958

Total assets	$5,796,212

Interest Bearing Liabilities:
Interest bearing demand deposits	$860,328	$4,730	2.23%
Savings and money market deposits	1,178,241	8,267	2.85%
Certificates and other time deposits	1,462,241	16,116	4.47%
Junior subordinated debentures	130,413	2,598	8.08%
Federal funds purchased and other borrowings	110,703	1,462	5.36%
Securities sold under repurchase agreements	59,236	602	4.12%

Total interest bearing liabilities	3,801,162	$33,775	3.60%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,035,294
Other liabilities	31,050

Total liabilities	4,867,506
Shareholders’ equity	928,706

Total liabilities and shareholders’ equity	$5,796,212

Net Interest Income & Margin		$46,088	3.88%

Net Interest Income & Margin (tax equivalent)		$46,764	3.93%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Mar 31, 2006
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$1,551,397	$28,482	7.45%
Investment securities	1,572,259	16,996	4.32%
Federal funds sold and other temporary investments	18,020	206	4.64%

Total interest earning assets	3,141,676	$45,684	5.90%

Allowance for credit losses	(17,247)
Non-interest earning assets	468,230

Total assets	$3,592,659

Interest Bearing Liabilities:
Interest bearing demand deposits	$478,259	$1,374	1.17%
Savings and money market deposits	737,806	3,863	2.12%
Certificates and other time deposits	1,042,215	8,856	3.45%
Junior subordinated debentures	72,682	1,397	7.80%
Securities sold under repurchase agreements	42,741	361	3.43%
Federal funds purchased and other borrowings	53,639	643	4.86%

Total interest bearing liabilities	2,427,342	$16,494	2.76%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	670,547
Other liabilities	23,690

Total liabilities	3,121,579
Shareholders’ equity	471,080

Total liabilities and shareholders’ equity	$3,592,659

Net Interest Income & Margin		$29,190	3.77%

Net Interest Income & Margin (tax equivalent)		$29,524	3.81%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Dec 31, 2006
	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
YIELD ANALYSIS
Interest Earning Assets:
Loans	$2,203,459	$43,741	7.88%
Investment securities	1,576,469	18,034	4.58%
Federal funds sold and other temporary investments	83,966	1,118	5.28%

Total interest earning assets	3,863,894	$62,893	6.46%

Allowance for credit losses	(24,034)
Non-interest earning assets	667,428

Total assets	$4,507,288

Interest Bearing Liabilities:
Interest bearing demand deposits	$647,012	$3,490	2.14%
Savings and money market deposits	989,484	7,148	2.87%
Certificates and other time deposits	1,177,410	12,817	4.32%
Junior subordinated debentures	100,519	2,095	8.27%
Securities sold under repurchase agreements	47,361	528	4.42%
Federal funds purchased and other borrowings	31,044	409	5.23%

Total interest bearing liabilities	2,992,830	$26,487	3.51%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	822,458
Other liabilities	33,420

Total liabilities	3,848,708
Shareholders’ equity	658,580

Total liabilities and shareholders’ equity	$4,507,288

Net Interest Income & Margin		$36,406	3.74%

Net Interest Income & Margin (tax equivalent)		$36,891	3.79%

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